Exhibit 99

NEWS RELEASE

December 3, 2007

For Release:	Immediately
Contact:	Investors:	Stacey A. Renner, (845) 486-5730
	News Media:	Denise D. VanBuren, (845) 471-8323

CH Energy Group Revises 2007 Earnings Expectations

(Poughkeepsie, NY) CH Energy Group (NYSE:CHG) today estimated that its 2007 consolidated annual earnings will total between $2.50 and $2.70 per share, a revision from the estimate of $2.55 and $2.80 made earlier in the year and reaffirmed on October 29, 2007.

“Recent developments impacting two of our business units have prompted this revised estimate. First, earnings contributions from our Griffith fuel distribution subsidiary have been depressed by 5 cents – largely as the result of unusually warm weather at the start of the current heating season – lowering our earlier estimate of between 25 and 30 cents per share to a revised forecast of between 20 and 25 cents per share,” said Steven V. Lant, Chairman of the Board, President and C.E.O.

“Secondly, the combined effect of higher corn prices and lower ethanol prices has lowered earnings expectations from the Cornhusker Energy Lexington plant held within our Central Hudson Enterprises Corporation subsidiary. As a result, we have narrowed the earning estimate range from between 40 and 50 cents per share to between 40 and 45 cents per share,” he explained, adding that interest income and earnings from other CHEC investments also contribute to that business segment.

Lant said 2007 earnings expectations for regulated utility Central Hudson Gas & Electric Corporation remain unchanged at between $1.90 and $2.00 per share. He also noted that all estimates assume normal weather for the month of December.

About CH Energy Group, Inc.

With nearly 475,000 customers, CH Energy Group, Inc. is a family of companies seizing new opportunities in the energy marketplace through two primary subsidiaries: Central Hudson Gas & Electric Corporation is a regulated transmission and distribution utility serving approximately 371,000 customers in eight counties of New York State’s Mid-Hudson River Valley, and delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany. Central Hudson Enterprises Corporation, a non-regulated subsidiary, is the umbrella for a family of energy-related companies and investments focused primarily on fuel distribution and renewable energy. Griffith Energy Service’s fuel distribution business supplies energy products and services to approximately 102,000 customers in nine states, stretching from Rhode Island to the Washington, D.C. area. CHEC also has interests in a Lexington, Neb., ethanol plant, two wind power projects, a biomass plant and participation in a planned landfill gas renewable energy plant in upstate New York.

Forward-Looking Statements –

Statements included in this News Release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section  21E of the Exchange Act. Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy Group and its subsidiaries’ future business prospects, revenues, proceeds, working capital, liquidity, income, and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements. Those factors include, but are not limited to: weather; fuel prices; corn and ethanol prices; plant capacity factors; energy supply and demand; interest rates; potential future acquisitions; developments in the legislative, regulatory, and competitive environment; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.